Exhibit 99.1

PRESS RELEASE

Fortress Transportation and Infrastructure Investors LLC Reports Third Quarter 2021 Results, Declares Dividend of $0.33 per Common Share

NEW YORK, October 28, 2021 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company” or “FTAI”) today reported financial results for the third quarter 2021. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q3’21
Net Cash Provided by Operating Activities	$43,216
Net Loss Attributable to Shareholders	$(38,871)
Basic and Diluted Loss per Common Share	$(0.44)

Funds Available for Distribution (“FAD”) (1)	$39,351
Adjusted EBITDA(1)	$96,389

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

For the third quarter of 2021, total FAD was $39.4 million. This amount includes $90.5 million from our aviation leasing portfolio, offset by $(0.2) million from our infrastructure business and $(50.9) million from corporate and other.

Third Quarter 2021 Dividends

On October 28, 2021, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended September 30, 2021, payable on November 29, 2021 to the holders of record on November 15, 2021.

Additionally, on October 28, 2021, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”) and Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) of $0.51563, $0.50000 and $0.51563 per share, respectively, for the quarter ended September 30, 2021, payable on December 15, 2021 to the holders of record on December 1, 2021.

Business Highlights

◾	Long Ridge Energy Generation has commenced commercial operations at its 485 megawatt plant and is selling power to PJM Interconnection LLC.

◾	FTAI Aviation has executed a sale leaseback transaction with Alitalia with a novation to ITA for 16 A320 family aircraft, and the transaction is expected to close in Q4 2021.

◾	FTAI Aviation has entered into a purchase agreement with Avianca for the purchase and leaseback of 19 A320 family aircraft, which is subject to court approval.

o	FTAI expects to enter into secured bridge financing in connection with the abovementioned Alitalia and Avianca transactions.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, October 29, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 447-5636 (from within the U.S.) or (615) 247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "FTAI Third Quarter 2021 Earnings Call." A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

A replay of the conference call will be available after 12:00 P.M. on Friday, October 29, 2021 through 10:30 A.M. Friday, November 5, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 7879820.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding leases and transactions which have not yet closed, transactions that are subject to court approval, and any expected financing in connection with such leases and transactions.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and the Series A Preferred, Series B Preferred and Series C Preferred dividends declared in October 2021 will be treated as a partnership distribution and guaranteed payments, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.01835
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.31165
U.S. Long Term Capital Gain (4)	$—
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

Series B Preferred Distribution Components
Guaranteed Payments(5)	$0.50000
Distribution Per Share	$0.50000

Series C Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)
U.S. Long Term Capital Gain attributable to the sale of a U.S. Real Property Holding Corporation. As a result, the gain will be treated as income that is effectively connected with a U.S. trade or business and be subject to withholding.

(5)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Equipment leasing revenues	$99,174	$69,799	$237,352	$236,082
Infrastructure revenues	36,788	13,910	72,674	54,776
Total revenues	135,962	83,709	310,026	290,858
Expenses
Operating expenses	52,793	23,128	108,973	81,144
General and administrative	4,422	4,241	12,329	13,292
Acquisition and transaction expenses	7,130	2,442	13,172	9,297
Management fees and incentive allocation to affiliate	3,845	4,591	11,948	14,113
Depreciation and amortization	53,368	42,626	145,274	126,543
Asset impairment	859	3,915	3,048	14,391
Interest expense	54,500	26,904	124,994	71,559
Total expenses	176,917	107,847	419,738	330,339
Other income (expense)
Equity in losses of unconsolidated entities	(4,082)	(2,501)	(9,860)	(5,445)
Gain (loss) on sale of assets, net	12,685	(1,114)	17,483	(2,165)
Loss on extinguishment of debt	—	—	(3,254)	(4,724)
Interest income	483	58	1,222	121
Other (expense) income	(8,068)	—	(8,771)	32
Total other income (expense)	1,018	(3,557)	(3,180)	(12,181)
Loss from continuing operations before income taxes	(39,937)	(27,695)	(112,892)	(51,662)
Benefit from income taxes	(494)	(2,486)	(1,965)	(6,334)
Net loss from continuing operations	(39,443)	(25,209)	(110,927)	(45,328)
Net income from discontinued operations, net of income taxes	—	—	—	1,331
Net loss	(39,443)	(25,209)	(110,927)	(43,997)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(7,363)	(3,876)	(18,949)	(12,724)
Less: Dividends on preferred shares	6,791	4,625	17,967	13,243
Net loss attributable to shareholders	$(38,871)	$(25,958)	$(109,945)	$(44,516)

(Loss) earnings per share:
Basic
Continuing operations	$(0.44)	$(0.30)	$(1.27)	$(0.53)
Discontinued operations	$—	$—	$—	$0.02
Diluted
Continuing operations	$(0.44)	$(0.30)	$(1.27)	$(0.53)
Discontinued operations	$—	$—	$—	$0.02
Weighted average shares outstanding:
Basic	88,277,897	86,022,302	86,787,072	86,013,485
Diluted	88,277,897	86,022,302	86,787,072	86,013,485

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except per share data)

	(Unaudited) September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$176,052	$121,703
Restricted cash	283,398	39,715
Accounts receivable, net	205,680	91,691
Leasing equipment, net	1,696,594	1,635,259
Operating lease right-of-use assets, net	74,643	62,355
Finance leases, net	13,795	6,927
Property, plant, and equipment, net	1,527,770	964,363
Investments	110,963	146,515
Intangible assets, net	80,737	18,786
Goodwill	239,941	122,735
Other assets	272,944	177,928
Total assets	$4,682,517	$3,387,977

Liabilities
Accounts payable and accrued liabilities	$213,441	$113,185
Debt, net	2,983,989	1,904,762
Maintenance deposits	100,700	148,293
Security deposits	35,167	37,064
Operating lease liabilities	74,134	62,001
Other liabilities	71,044	23,351
Total liabilities	$3,478,475	$2,288,656

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 97,896,522 and 85,617,146 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	$979	$856
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 13,320,000 and 9,120,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	133	91
Additional paid in capital	1,420,247	1,130,106
Accumulated deficit	(120,136)	(28,158)
Accumulated other comprehensive loss	(103,755)	(26,237)
Shareholders' equity	1,197,468	1,076,658
Non-controlling interest in equity of consolidated subsidiaries	6,574	22,663
Total equity	1,204,042	1,099,321
Total liabilities and equity	$4,682,517	$3,387,977

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(110,927)	$(43,997)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Equity in losses of unconsolidated entities	9,860	5,445
Gain on sale of subsidiaries	—	(1,331)
(Gain) loss on sale of assets, net	(17,483)	2,165
Security deposits and maintenance claims included in earnings	(30,866)	(12,275)
Loss on extinguishment of debt	3,254	4,724
Equity-based compensation	3,281	1,323
Depreciation and amortization	145,274	126,543
Asset impairment	3,048	14,391
Deferred taxes	(2,311)	(7,374)
Change in fair value of non-hedge derivative	(1,979)	181
Amortization of lease intangibles and incentives	21,348	23,394
Amortization of deferred financing costs	18,853	6,156
Bad debt expense, net	817	1,997
Other	(240)	1,152
Change in:
Accounts receivable	(100,821)	(43,014)
Other assets	(34,499)	1,253
Accounts payable and accrued liabilities	71,285	(32,415)
Management fees payable to affiliate	(844)	(20,965)
Other liabilities	2,242	1,040
Net cash (used in) provided by operating activities	(20,708)	28,393

Cash flows from investing activities:
Investment in unconsolidated entities	(54,499)	(4,407)
Principal collections on finance leases	1,707	7,001
Acquisition of business, net of cash acquired	(627,399)	—
Acquisition of leasing equipment	(299,564)	(252,859)
Acquisition of property, plant and equipment	(109,405)	(209,662)
Acquisition of lease intangibles	(7,403)	1,997
Purchase deposits for acquisitions	(13,790)	(5,320)
Proceeds from sale of leasing equipment	78,463	53,707
Proceeds from deposit on sale of aircraft and engine	600	—
Return of deposit on sale of engine	1,010	2,350
Net cash used in investing activities	$(1,030,280)	$(407,193)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2021	2020
Cash flows from financing activities:
Proceeds from debt	$2,553,600	$883,981
Repayment of debt	(1,452,704)	(495,991)
Payment of deferred financing costs	(45,123)	(20,416)
Receipt of security deposits	1,390	1,564
Return of security deposits	(1,034)	(3,815)
Receipt of maintenance deposits	23,075	25,102
Release of maintenance deposits	(19,615)	(12,429)
Proceeds from issuance of common shares, net of underwriter's discount	291,822	—
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	101,201	20,223
Purchase of non-controlling interest	—	(110)
Settlement of equity-based compensation	(421)	—
Cash dividends - common shares	(85,204)	(85,177)
Cash dividends - preferred shares	(17,967)	(13,243)
Net cash provided by financing activities	$1,349,020	$299,689

Net increase (decrease) in cash and cash equivalents and restricted cash	298,032	(79,111)
Cash and cash equivalents and restricted cash, beginning of period	161,418	242,517
Cash and cash equivalents and restricted cash, end of period	$459,450	$163,406

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (losses) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders from continuing operations to Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss attributable to shareholders from continuing operations	$(38,871)	$(25,958)	$(109,945)	$(45,847)
Add: Benefit from income taxes	(494)	(2,486)	(1,965)	(6,334)
Add: Equity-based compensation expense	728	621	3,281	1,323
Add: Acquisition and transaction expenses	7,130	2,442	13,172	9,297
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	3,254	4,724
Add: Changes in fair value of non-hedge derivative instruments	4,594	—	(1,979)	181
Add: Asset impairment charges	859	3,915	3,048	14,391
Add: Incentive allocations	—	—	—	—
Add: Depreciation and amortization expense (1)	59,811	52,532	166,622	149,937
Add: Interest expense	54,500	26,904	124,994	71,559
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	7,470	120	9,861	(167)
Less: Equity in losses of unconsolidated entities	4,082	2,501	9,860	5,445
Less: Non-controlling share of Adjusted EBITDA (3)	(3,420)	(1,955)	(8,706)	(7,406)
Adjusted EBITDA (non-GAAP)	$96,389	$58,636	$211,497	$197,103

(1)
Includes the following items for the three months ended September 30, 2021 and 2020: (i) depreciation and amortization expense of $53,368 and $42,626, (ii) lease intangible amortization of $1,266 and $953 and (iii) amortization for lease incentives of $5,177 and $8,953, respectively. Includes the following items for the nine months ended September 30, 2021 and 2020: (i) depreciation and amortization expense of $145,274 and $126,543, (ii) lease intangible amortization of $3,216 and $3,016 and (iii) amortization for lease incentives of $18,132 and $20,378, respectively.

(2)
Includes the following items for the three months ended September 30, 2021 and 2020: (i) net income of $(4,163) and $(2,590), (ii) interest expense of $300 and $367, (iii) depreciation and amortization expense of $3,009 and $1,389, (iv) acquisition and transaction expenses of $0 and $(79), (v) changes in fair value of non-hedge derivative instruments of $8,324 and $1,033 respectively. Includes the following items for the nine months ended September 30, 2021 and 2020: (i) net loss of $(10,336) and $(5,593), (ii) interest expense of $827 and $848, (iii) depreciation and amortization expense of $6,821 and $3,797, (iv) acquisition and transaction expenses of $0 and $533, (v) changes in fair value of non-hedge derivative instruments of $12,525 and $248 and (vi) asset impairment of $24 and $0, respectively.

(3)
Includes the following items for the three months ended September 30, 2021 and 2020: (i) equity-based compensation of $130 and $97, (ii) provision for income taxes of $10 and $1, (iii) interest expense of $927 and $322, (iv) depreciation and amortization expense of $2,194 and $1,535 and (v) changes in fair value of non-hedge derivative instruments of $159 and $0, respectively. Includes the following items for the nine months ended September 30, 2021 and 2020: (i) equity based compensation of $620 and $196, (ii) provision for income taxes of $36 and $44, (iii) interest expense of $1,940 and $1,553, (iv) depreciation and amortization expense of $6,177 and $4,583, (v) changes in fair value of non-hedge derivative instruments of $(67) and $38 and (vi) loss on extinguishment of debt of $0 and $992, respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD is a useful metric for investors and analysts for similar purposes.

The Company defines FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash (Used in) Provided by Operating Activities to FAD for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
(in thousands)	2021	2020
Net Cash (Used in) Provided by Operating Activities	$(20,708)	$28,393
Add: Principal Collections on Finance Leases	1,707	7,001
Add: Proceeds from Sale of Assets	78,463	53,707
Add: Return of Capital Distributions from Unconsolidated Entities	—	—
Less: Required Payments on Debt Obligations (1)	—	—
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	62,637	94,101
Funds Available for Distribution (FAD)	$122,099	$183,202

(1)
Required payments on debt obligations for the nine months ended September 30, 2021 exclude repayments of $650,000 for the Bridge Loans, $400,000 for the Revolving Credit Facility and $402,704 for the Senior Notes due 2022 and for the nine months ended September 30, 2020 exclude repayments of $220,000 for the Revolving Credit Facility, $144,200 for the Series 2016 Bonds, $50,262 for the Jefferson Revolver, $45,520 for the Series 2012 Bonds and $36,009 for the FTAI Pride Credit Agreement.

The following table sets forth a reconciliation of FAD to Net Cash Provided by Operating Activities for the three months ended September 30, 2021:

	Three Months Ended September 30, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$90,477	$(170)	$(50,956)	$39,351
Less: Principal Collections on Finance Leases				(438)
Less: Proceeds from Sale of Assets				(21,308)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				25,611
Net Cash Provided by Operating Activities				$43,216

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the nine months ended September 30, 2021:

	Nine Months Ended September 30, 2021
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$267,289	$(6,559)	$(138,631)	$122,099
Less: Principal Collections on Finance Leases				(1,707)
Less: Proceeds from Sale of Assets				(78,463)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				—
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(62,637)
Net Cash Used in Operating Activities				$(20,708)

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.